As filed with the Securities
and Exchange Commission on June 26, 2003                  Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                 _______________

                                   CLARK, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                 52-2103926
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
    of Incorporation)

                          102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010
                     (Address of Principal Executive Office)
                                 _______________

                    CLARK/BARDES, INC. 2002 STOCK OPTION PLAN
                       CLARK, INC. 2003 STOCK OPTION PLAN
                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                                 _______________

                                  TERA L. MEARS
                                   CLARK, INC.
                          102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010
                     (Name and Address of Agent For Service)

                                 (847) 304-5800
          (Telephone Number, Including Area Code, of Agent For Service)
                                 _______________

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE          OFFERING PRICE PER      AGGREGATE OFFERING            AMOUNT OF
       TO BE REGISTERED                REGISTERED                 SHARE(3)                PRICE(3)             REGISTRATION FEE
----------------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value $0.01          2,782,000                   $11.70                $32,549,400              $2,633.25
   per share..............
----------------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value $0.01
   per share..............               118,000                   $18.00                $ 2,124,000              $  171.83
----------------------------------- -------------------- ----------------------- ---------------------- ----------------------
Preferred Share Purchase Rights             (4)                      (4)                      (4)                      (4)
----------------------------------- -------------------- ----------------------- ---------------------- ----------------------
Total.....................             2,900,000(1)(2)               --                  $34,673,400              $2,805.08
=================================== ==================== ======================= ====================== ======================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Clark/Bardes, Inc. 2002 Stock Option Plan and the Clark, Inc. 2003 Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of Clark, Inc.
(2) Includes (i) 500,000 shares of common stock issuable under the Clark/Bardes, Inc. 2002 Stock Option Plan, of which options representing 118,000 shares have been granted, (ii) 2,000,000 shares of common stock issuable under the Clark, Inc. 2003 Stock Option Plan and
         (iii) 400,000 shares of common stock issuable under the Amended and Restated Employee Stock Purchase Plan.
(3) This calculation is made solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended. In the case of the 118,000 shares of common stock that may be purchased upon the exercise of outstanding options, the registration fee is calculated on the basis of the weighted average exercise price of the outstanding options; otherwise, the registration fee is determined on the basis of the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on June 24, 2003.
(4) This Registration Statement also covers rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, which are attached to and trade with the common stock. No additional consideration will be received by the Registrant for the rights registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I of Form S-8 will be sent or given to those persons participating in the Clark/Bardes, Inc. 2002 Stock Option Plan, the Clark, Inc. 2003 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan (the "Plans") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be filed with the Commission as part of the Registration Statement or as an exhibit.

                                EXPLANATORY NOTE

         On April 29, 2003, at the Clark/Bardes, Inc. 2003 Annual Meeting of Stockholders, our stockholders approved an amendment to our Certificate of Incorporation changing our name to Clark, Inc., effective June 9, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Clark, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K filed by the Registrant with the Commission on March 27, 2003 for the year ended December 31, 2002 (File No. 001-31256);

         (b) Quarterly Report on Form 10-Q filed by the Registrant with the Commission on May 15, 2003 for the quarter ended March 31, 2003 (File No. 001-31256);

         (c) Current Report on Form 8-K filed by the Registrant with the Commission on January 29, 2003 (File No. 001-31256); and

         (d) The description of our common stock and preferred share purchase rights contained in our Registration Statement on Form 8-A, dated February 28, 2002 (File No. 001-31256).

         All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), indemnify all persons whom it may indemnify under Delaware law.

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and unreasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjusted liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Company's By-Laws provide for indemnification by the Company of its directors and officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

         Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. The Company's directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

4.1 Certificate of Incorporation. Filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on
         June 15, 1998 and incorporated herein by reference.

4.2      Certificate of Amendment to the Certificate of Incorporation. Filed as
         Exhibit 3.3 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on July 27, 1998 and incorporated herein by reference.

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

4.3      Certificate of Amendment of Certificate of Incorporation. Filed as
         Exhibit 5 to our Registration Statement on Form 8-A (File No. 001-31256) with the Commission on February 28, 2002 and incorporated herein by reference.

4.4      Certificate of Amendment of Certificate of Incorporation. Filed as
         Exhibit 3.6 to our Quarterly Report on Form 10-Q (File No. 001-31256) with the Commission on August 14, 2002 and incorporated herein by reference.

4.5      Certificate of Amendment of Certificate of Incorporation.*

4.6      By-Laws.*

4.7 Certificate of Designation of Series A Junior Participating Preferred Stock. Filed as Exhibit 3.4 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on August 11, 1998 and incorporated herein by reference.

4.8 Specimen Certificate for shares of common stock, $0.01 par value. Filed as Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on July 27,1998 and incorporated herein by reference.

4.9 Rights Agreement, dated July 10, 1998, by and between Registrant and The Bank of New York. Filed as Exhibit 4.4 to our Quarterly Report on Form 10-Q (File No. 000-24769) with the Commission on November 16, 1998 and incorporated herein by reference.

4.10 Clark/Bardes, Inc. 2002 Stock Option Plan. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 001-31256) with the Commission on August 14, 2002 and incorporated herein by reference.

4.11 Clark, Inc. 2003 Stock Option Plan. Included as Appendix A to our Proxy Statement for our 2003 Annual Meeting of Stockholders as filed with the Commission on March 28, 2003 and incorporated herein by reference.

4.12 Amended and Restated Employee Stock Purchase Plan. Included as Appendix B to our Proxy Statement for our 2003 Annual Meeting of Stockholders as filed with the Commission on March 28, 2003 and incorporated herein by reference.

5.1      Opinion of Vedder, Price, Kaufman & Kammholz.*

23.1     Consent of Deloitte & Touche LLP.*

23.2     Consent of Ernst & Young LLP.*

23.3     Consent of Ernst & Young LLP.*

23.4     Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1).

24.1     Power of Attorney (included on the attached signature page).

         To the extent required, the Registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.


---------------------------
*  Filed herewith.


ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of North Barrington, State of Illinois, on this 26th day of June 2003.

                                                 CLARK, INC.


                                                 By: /s/ Thomas M. Pyra
                                                     ---------------------------
                                                     Thomas M. Pyra
                                                     Chief Financial Officer and
                                                     Chief Operating Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Pyra and Tera L. Mears, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.


                 NAME                                    TITLE                                  DATE
                 ----                                    -----                                  ----


/s/ W.T. Wamberg                             Chairman of the Board, President,               June 26, 2003
------------------------------------            and Chief Executive Officer
W.T. Wamberg                                   (principal executive officer)

/s/ Thomas M. Pyra                            Vice President, Chief Financial                June 26, 2003
------------------------------------      Officer and Chief Operating Officer
Thomas M. Pyra                               (principal financial officer and
                                                principal accounting officer)

/s/ Randolph A. Pohlman                               Director                               June 26, 2003
------------------------------------
Randolph A. Pohlman

/s/ George D. Dalton                                  Director                               June 26, 2003
------------------------------------
George D. Dalton


                 NAME                                    TITLE                                  DATE
                 ----                                    -----                                  ----

/s/ Steven F. Piaker                                  Director                              June 26, 2003
------------------------------------
Steven F. Piaker

/s/ L. William Seidman                                Director                              June 26, 2003
------------------------------------
L. William Seidman

/s/ Bill Archer                                       Director                              June 26, 2003
------------------------------------
Bill Archer

/s/ Robert Long                                       Director                              June 26, 2003
------------------------------------
Robert Long

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

4.1 Certificate of Incorporation. Filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on June 15, 1998 and incorporated herein by reference.

4.2      Certificate of Amendment to the Certificate of Incorporation. Filed as
         Exhibit 3.3 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on July 27, 1998 and incorporated herein by reference.

4.3      Certificate of Amendment of Certificate of Incorporation. Filed as
         Exhibit 5 to our Registration Statement on Form 8-A (File No. 001-31256) with the Commission on February 28, 2002 and incorporated herein by reference.

4.4      Certificate of Amendment of Certificate of Incorporation. Filed as
         Exhibit 3.6 to our Quarterly Report on Form 10-Q (File No. 001-31256) with the Commission on August 14, 2002 and incorporated herein by reference.

4.5      Certificate of Amendment of Certificate of Incorporation.*

4.6      By-Laws.*

4.7 Certificate of Designation of Series A Junior Participating Preferred Stock. Filed as Exhibit 3.4 to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on August 11, 1998 and incorporated herein by reference.

4.8 Specimen Certificate for shares of common stock, $0.01 par value. Filed as Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-56799) with the Commission on July 27, 1998 and incorporated herein by reference.

4.9 Rights Agreement, dated July 10, 1998, by and between Registrant and The Bank of New York. Filed as Exhibit 4.4 to our Quarterly Report on Form 10-Q (File No. 000-24769) with the Commission on November 16, 1998 and incorporated herein by reference.

4.10 Clark/Bardes, Inc. 2002 Stock Option Plan. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 001-31256) with the Commission on August 14, 2002 and incorporated herein by reference.

4.11 Clark, Inc. 2003 Stock Option Plan. Included as Appendix A to our Proxy Statement for our 2003 Annual Meeting of Stockholders as filed with the Commission on March 28, 2003 and incorporated herein by reference.

4.12 Amended and Restated Employee Stock Purchase Plan. Included as Appendix B to our Proxy Statement for our 2003 Annual Meeting of Stockholders as filed with the Commission on March 28, 2003 and incorporated herein by reference.

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

5.1      Opinion of Vedder, Price, Kaufman & Kammholz.*

23.1     Consent of Deloitte & Touche LLP.*

23.2     Consent of Ernst & Young LLP.*

23.3     Consent of Ernst & Young LLP.*

23.4     Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 5.1).

24.1     Power of Attorney (included on the attached signature page).


___________
* Filed herewith.